UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

PRIMUS TELECOMMUNICATIONS GROUP,

INCORPORATED

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, McLean, VA 22102

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 902-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.03.	Bankruptcy or Receivership

Background. As previously disclosed, on March 16, 2009, Primus Telecommunications Group, Incorporated (“Group”) and three of its subsidiaries, Primus Telecommunications Holding, Inc. (“Holding”), Primus Telecommunications International, Inc. (“PTII”) and Primus Telecommunications IHC, Inc., (“IHC” and together with Group, Holding and PTII, collectively, the “Debtors”) each filed a voluntary petition (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief (“Reorganization”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”). Subsequently, the Debtors sought and received an order directing the joint administration of the Chapter 11 Cases under the caption In re: Primus Telecommunications Group, Incorporated, et al., Debtors, Case No. 09-10867. On April 8, 2009, April 20, 2009, and April 24, 2009, filings were made by the Debtors in the Bankruptcy Court concerning amended Disclosure Statements and Joint Plans of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors. On April 24, 2009, an unsecured creditors’ committee was appointed by the United States Trustee.

Recent Developments. This Form 8-K/A is being filed to report that on April 27, 2009, the Bankruptcy Court approved the Debtors’ use of a disclosure statement dated April 27, 2009 (the “Disclosure Statement”) to solicit votes on the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors attached thereto (the “Plan”). The Disclosure Statement will be distributed to holders of record (as of April 27, 2009) of claims against, and interests in, the Debtors who are entitled to vote on the Plan (the “Record Date”).

The order approving the Disclosure Statement also (i) established the Record Date and a voting deadline of 5:00 p.m. on June 5, 2009, (ii) established June 5, 2009 at 4:00 p.m., as the last date and time for filing and serving objections to confirmation of the Plan (and related requirements and procedures set forth in such order), and (iii) fixed June 1, 2009 as the deadline for claimants and interest holders to file and serve motions under Bankruptcy Rule 3018(a) requesting temporary allowance of the movant’s claim or interest for purposes of voting.

The hearing concerning confirmation of the Plan has been scheduled before the Bankruptcy Court on June 12, 2009 at 10:00 a.m.

The descriptions of the Plan and Disclosure Statement set forth herein are qualified in all respects by the actual terms of the Plan and the Disclosure Statement, which are set forth in Exhibit 2.1 and 2.2 hereto, respectively, and incorporated herein by reference.

The Plan provides for a plan of reorganization of the Debtors on terms that are summarized below:

•

Holding’s Term Loan facility due February 2011 will be reinstated and improved (as described in the description of the Term Loan Modification Term Sheet below), subject to the consent of the requisite holders of IHC’s 14 1/4% Senior Secured Notes and Holding’s 5% Exchangeable Senior Notes and 8% Senior Notes (collectively, the “Holding Senior Notes”);

•

holders of IHC’s 14 1/4% Senior Secured Notes will receive (a) their pro rata reinstatement of $123.5 million of 14 1/4% Senior Secured Notes, subject to certain modifications, (b) their pro rata share of 50% of the new outstanding equity of Group upon its emergence from bankruptcy (“Reorganized Group”) (excluding the management shares described below), and (c) all reasonable fees, expenses and disbursements of their counsel;

•

holders of the Holding Senior Notes will receive (a) their pro rata share of 50% of the new outstanding equity of Reorganized Group (excluding the management shares described below), (b) their pro rata share of warrants to purchase up to 30% of the new outstanding equity of Reorganized Group (including the management shares described below) on terms described further in the Plan Term Sheet, and (c) all reasonable fees, expenses and disbursements of their counsel;

•

holders of the 3 3/4% Senior Notes due September 2010, 12 3/4% Senior Notes due October 2009 and Step Up Convertible Subordinated Debentures due August 2009 issued by Group (collectively, the “Group Notes”) (i) will be entitled to receive, following approval by holders of Group Notes (“Group Note Approval”) in accordance with Section 1126(c) of the Bankruptcy Code and confirmation of the Plan, a pro rata share of warrants to purchase up to 15% of the new outstanding equity of Reorganized Group (including the management shares described below) on terms described further in the Plan or (ii) will not receive or retain any property under the Plan in respect of claims regarding the Group Notes if Group Note Approval is not obtained;

•

holders of Group’s outstanding common stock, subject to the provisos below, will receive their pro rata share of CVRs to acquire up to approximately 15% of the fully diluted new equity of Reorganized Group after the enterprise value of Reorganized Group reaches or exceeds $700 million; provided, however, that in no case shall the issuance of common stock of Reorganized Group in respect of the CVRs lower the recovery for the holders of 14 1/4% Senior Secured Notes, Senior Notes or Group Notes to less than the recovery to such holders prior to the conversion of the CVRs into common stock; provided, further, however that such common stockholders shall not receive or retain property under the Plan in respect of claims regarding the common stock if Group Note Approval is not obtained or such holders of common stock do not approve the Plan in accordance with Section 1126(c) of the Bankruptcy Code; and

•

restricted stock units comprising 4% of the outstanding new equity of Reorganized Group will be issued to the senior management of the Debtors on terms set forth in an exhibit to the plan of reorganization, and warrants to acquire up to 6% of the new outstanding equity of Reorganized Group (including the management shares described above) will be available for distribution to the management of the Debtors through a management compensation plan.

On April 14, 2009, certain lenders under the Term Loan agreed to a term sheet (the “Term Loan Modification Term Sheet”) concerning a Term Loan amendment that is to be documented and executed upon satisfaction of a number of conditions precedent, including replacement of the Administrative Agent under the Term Loan and receipt of replacement Administrative Agent approval. Additionally, on April 14, 2009, certain lenders under the Term Loan entered into a forbearance agreement and agreed to forbear certain remedies arising out of the Chapter 11 Cases, subject to certain conditions and potential termination of forbearance (the “Term Loan Forbearance Agreement”). The Plan provides for treatment of the Term Loan as provided for under the Term Loan Modification Term Sheet so long as the Lenders and the Administrative Agent forbear and support the Plan.

The Term Loan Modification Term Sheet and the Term Loan Forbearance Agreement reflect the elevated nature of negotiations with the senior secured Term Loan lenders concerning support by the Term Loan lenders of the Plan; however, a definitive amendment to the Term Loan has not been negotiated and documented in full, and such amendment is subject to consent by certain noteholders and ultimately must be approved by the Bankruptcy Court.

A summary of the terms of the proposed Term Loan amendment as provided for under the Term Loan Modification Term Sheet, a summary of treatment of other creditors of the Debtors under the Plan Support Agreement, and a summary of the Term Loan Forbearance Agreement can be found under Item 3 of Group’s Annual Report on Form 10-K filed with the SEC on April 15, 2009; such summaries are incorporated by reference herein. See “Item 3. Legal Proceedings — Legal Proceedings Related to the Chapter 11 Cases; Term Loan Facility,” “— Plan Support Agreement” and “— Forbearance Agreement.” See also Item 1A and Item 7 therein for a description of certain risks and uncertainties related to the Chapter 11 Cases.

* * * * * * * * * *

Statements in this document concerning the Plan and the Debtors constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability of the Debtors to reach agreement on a definitive Term Loan agreement amendment, to secure requisite noteholder consent and to consummate the contemplated Chapter 11 plan of reorganization; (ii) the potential adverse impact of the Chapter 11 filings on the operations, management and employees of the Debtors and their subsidiaries, and the risks associated with operating businesses under Chapter 11 protection; (iii) the potential need to modify or to amend the contemplated Chapter 11 plan of reorganization; (iv) the potential need to secure an approved debtor-in-possession financing facility; (v) the ability to service substantial indebtedness; (vi) operating business unit customer, vendor, carrier and third-party responses to the Chapter 11 filings; (vii) potential adverse actions that may be pursued by certain senior lenders including the Term Loan group in the event the Forbearance Agreement is terminated; and (viii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission (including those listed under Item 1, 1.A, 3 and 7 in our annual report on Form 10-K filed with the SEC on April 15, 2009) and with the U.S. Bankruptcy Court in connection with the Debtors’ Chapter 11 filing. Such factors and uncertainties include but are not limited to (a) the continuation (or worsening) of trends involving the strengthening of the United States dollar, as well as general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (b) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (c) a continuation (or worsening) of turbulent or weak financial and capital market conditions; (d) a continuation (or worsening) of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (e) fluctuations in prevailing trade credit terms due to the Debtors’ Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Exhibits.

Exhibit No.	Description
2.1	Amended Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, as filed by the Debtors with the Bankruptcy Court on April 27, 2009

2.2	Disclosure Statement approved by the Bankruptcy Court related to Amended Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, as filed by the Debtors with the Bankruptcy Court on April 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

April 29, 2009	By:	/s/ THOMAS R. KLOSTER
	Name:	Thomas R. Kloster
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Amended Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, as filed by the Debtors with the Bankruptcy Court on April 27, 2009

2.2	Disclosure Statement approved by the Bankruptcy Court related to Amended Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, as filed by the Debtors with the Bankruptcy Court on April 27, 2009